Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated December 10, 2010, in this Post-Effective Registration Statement on Form S-1 (Amendment No. 2) of Restaurant Concepts of America Inc., for the registration of shares of its common stock. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ LBB & Associates Ltd., LLP
LBB & Associates Ltd., LLP
Houston, Texas

December 20, 2010